Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☒

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

Delaware	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Mildred Quinones-Holmes

Legal Department

The Bank of New York Trust Company, N.A.

One Wall Street, 29th Floor

New York, NY 10286

(212) 635-1889

(Name, address and telephone number of agent for service)

STANDARD PACIFIC CORP.

(Exact name of obligor as specified in its charter)

Delaware	33-0475989
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

15326 Alton Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip code)

and the Guarantors listed on the next page

Debt Securities

and related Guarantees

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address of Principal Executive Offices
CH Construction, Inc.	Delaware	20-0340137	15326 Alton Parkway Irvine, California 92618

CH Florida, Inc.	Delaware	73-1655648	15326 Alton Parkway Irvine, California 92618

Hilltop Residential, Ltd.	Florida	20-4357502	15326 Alton Parkway Irvine, California 92618

HSP Arizona, Inc.	Delaware	86-0927140	15326 Alton Parkway Irvine, California 92618

HSP Tucson, Inc.	Delaware	20-1372059	15326 Alton Parkway Irvine, California 92618

HWB Construction, Inc.	Delaware	27-0019250	15326 Alton Parkway Irvine, California 92618

HWB Investments, Inc.	Delaware	27-0019252	15326 Alton Parkway Irvine, California 92618

LB/L-Duc II Franceschi, LLC	Delaware	95-4847477	15326 Alton Parkway Irvine, California 92618

LMD El Dorado 134, LLC	California	30-0115867	15326 Alton Parkway Irvine, California 92618

OLP Forty Development, LLC.	Florida	54-2074198	15326 Alton Parkway Irvine, California 92618

Pala Village Investments, Inc.	Delaware	43-1966616	15326 Alton Parkway Irvine, California 92618

Residential Acquisition GP, LLC	Florida	20-4357574	15326 Alton Parkway Irvine, California 92618

SP Colony Investments, Inc.	Delaware	74-3044903	15326 Alton Parkway Irvine, California 92618

SP Coppenbarger Investments, Inc.	Delaware	20-0340118	15326 Alton Parkway Irvine, California 92618

SP La Floresta, Inc.	Delaware	20-0480222	15326 Alton Parkway Irvine, California 92618

SP Texas Investments, Inc.	Delaware	73-1629264	15326 Alton Parkway Irvine, California 92618

SP Ventura Investments, Inc.	Delaware	20-2994482	15326 Alton Parkway Irvine, California 92618

SPLB, Inc.	Delaware	20-2697984	15326 Alton Parkway Irvine, California 92618

SPNS Golden Gate LLC	Delaware	33-0549584	15326 Alton Parkway Irvine, California 92618

Standard Pacific 1, Inc.	Delaware	20-4356066	15326 Alton Parkway Irvine, California 92618

Standard Pacific 2, Inc.	Delaware	20-4356126	15326 Alton Parkway Irvine, California 92618

Standard Pacific 3, Inc.	Delaware	20-4356153	15326 Alton Parkway Irvine, California 92618

Standard Pacific 4, Inc.	Delaware	20-4356269	15326 Alton Parkway Irvine, California 92618

Standard Pacific 5, Inc.	Delaware	20-4356328	15326 Alton Parkway Irvine, California 92618

Standard Pacific 6, Inc.	Delaware	20-4356653	15326 Alton Parkway Irvine, California 92618

Standard Pacific 7, Inc.	Delaware	20-4356698	15326 Alton Parkway Irvine, California 92618

Standard Pacific 8, Inc.	Delaware	20-4356795	15326 Alton Parkway Irvine, California 92618

Standard Pacific 9, Inc.	Delaware	20-4356844	15326 Alton Parkway Irvine, California 92618

Standard Pacific 10, Inc.	Delaware	20-4356880	15326 Alton Parkway Irvine, California 92618

Standard Pacific 1, LLC	Delaware	20-4357090	15326 Alton Parkway Irvine, California 92618

Standard Pacific 2, LLC	Delaware	20-4357125	15326 Alton Parkway Irvine, California 92618

Standard Pacific 3, LLC	Delaware	20-4357154	15326 Alton Parkway Irvine, California 92618

Standard Pacific 4, LLC	Delaware	20-4357196	15326 Alton Parkway Irvine, California 92618

Standard Pacific 5, LLC	Delaware	20-4357232	15326 Alton Parkway Irvine, California 92618

Standard Pacific 6, LLC	Delaware	20-4357295	15326 Alton Parkway Irvine, California 92618

Standard Pacific 7, LLC	Delaware	20-4357332	15326 Alton Parkway Irvine, California 92618

Standard Pacific 8, LLC	Delaware	20-4357364	15326 Alton Parkway Irvine, California 92618

Standard Pacific 9, LLC	Delaware	20-4357403	15326 Alton Parkway Irvine, California 92618

Standard Pacific 10, LLC	Delaware	20-4357442	15326 Alton Parkway Irvine, California 92618

Standard Pacific Active Adult Communities, Inc.	Delaware	33-0919667	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Arizona, Inc.	Delaware	86-0927144	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Central Florida GP, Inc.	Delaware	74-3044904	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Central Florida, general partnership	Florida	74-3044855	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Colorado, Inc.	Delaware	94-3361834	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Fullerton, Inc.	Delaware	33-0702275	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Illinois, Inc.	Delaware	20-3317424	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Jacksonville GP, Inc.	Delaware	20-0302127	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Jacksonville, general partnership	Florida	11-3708719	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Las Vegas, Inc.	Delaware	20-2834287	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Orange County, Inc.	Delaware	33-0558026	15326 Alton Parkway Irvine, California 92618

Standard Pacific of South Florida GP, Inc.	Delaware	27-0019247	15326 Alton Parkway Irvine, California 92618

Standard Pacific of South Florida, general partnership	Florida	65-0643480	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Southwest Florida GP, Inc.	Delaware	74-3066978	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Southwest Florida, general partnership	Florida	81-0579292	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Tampa GP, Inc.	Delaware	41-2062547	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Tampa, general partnership	Florida	81-0579276	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Texas GP, Inc.	Delaware	26-0038860	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Texas, L.P.	Delaware	33-0489819	15326 Alton Parkway Irvine, California 92618

Standard Pacific of the Carolinas, LLC	Delaware	59-3483072	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Tonner Hills, LLC	Delaware	20-0350714	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Tucson, Inc.	Delaware	20-1372020	15326 Alton Parkway Irvine, California 92618

Standard Pacific of Walnut Hills, Inc.	Delaware	03-0505710	15326 Alton Parkway Irvine, California 92618

Walnut Hills Development 268, LLC	California	71-0940169	15326 Alton Parkway Irvine, California 92618

Westfield Homes USA, Inc.	Delaware	71-0898386	15326 Alton Parkway Irvine, California 92618

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligors.

If any obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 22nd day of February, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Sharon K. McGrath
Sharon K. McGrath
Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,188
Interest-bearing balances	0
Securities:
Held-to-maturity securities	56
Available-for-sale securities	64,467
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,000
Securities purchased under agreements to resell	128,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	3,808
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	267,486
Other Intangible Assets	15,230
Other assets	40,470

Total assets	$571,705

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LIABILITIES
Deposits:
In domestic offices	2,039
Noninterest-bearing	2,039
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	85,004
Total liabilities	145,043

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	104,139
Accumulated other comprehensive income	3
Other equity capital components	0
Total equity capital	426,662

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	571,705

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann )	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)

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